EXECUTIVE OFFICE SUITE
                                SERVICE AGREEMENT

TIHS  AGREEMENT  ENTERED  INTO THIS 27th DAY OF  OCTOBER,  1999,  BY AND BETWEEN
SIXTY-SIXTY   EXECUTIVE  SUITES,   HEREINAFTER   CALLED  "LESSOR"  AND  CLASSICS
ILLUSTRATED ENTERTAINMENT INC. HEREINAFTER CALLED "LESSEE".

         WHEREAS , Lessor operates a suite of executive offices herein called Executive Suites," located at 6060 N. Central Expressway, Suite 560, Dallas, Texas 75206.

follows:

         NOW THEREFORE, in consideration of the mutual promises herein, the parties agree as.

         1. TERM: Lessor rents to Lessee office number 17, 18 , 23 24 & 26 within the Executive Suite for an initial term of six (6) months beginning the 26th day of October 1999 (the commencement date) and ending the 30th day of April, 2000. If Lessee shall hold over after the initial term, without renewing his lease, this agreement shall be deemed to continue on a month-to-month basis.

         2. RENTAL: In consideration of this lease, Lessee promises and agrees to pay Lessor rent for said premises at the rate of Two Thousand Six Hundred and Ninety Dollars ($2,690.00), per month. One such monthly installment shall be payable in advance, without demand on or before the "Commencement Date", and a like monthly installment shall be due and payable on or before the first day of each succeeding calendar month during the term thereof Rent for any fractional month at the beginning or end of the lease term shall be prorated. Lessee is depositing with the Lessor the sum of Eight Hundred Fifty Dollars ($850.00) to be held by Lessor as a SECURITY DEPOSIT for the performance by Lessee of Lessee's covenants and obligations under this lease, it being expressly understood that such deposit shall not be considered an advance payment or rental or a measure of Lessor's damages in case of default by Lessee. Upon the occurrence of any default by Lessee, Lessor may, from time to time without prejudice to any other remedy, use such fund to the extent necessary to make good any arrears of rent and any other damage, injury, expense of liability caused to Lessor by such event of default. Following any such application of the security deposit, Lessee shall pay to Lessor on demand the amount so applied in order to restore the security deposit to its original amount. If Lessee is not then in default hereunder, any remaining balance of such deposit shall be returned by Lessor to Lessee sixty (60) days after termination of this lease.

         3. SERVICES: The monthly rental shall include in addition to the office space, receptionist area and receptionist from 8:30 am. to 5:00 p.m., Monday through Friday (except holidays) mail service utilities, conference room, janitorial service, and coffee & tea. Optional services include call screening, use of copy machine, typing (over minimum), dictation, automatic typing, word processing, statistical typing, other secretarial services, facsimile, mailing, postage meter handling, bookkeeping and/or record keeping, at rates for optional services set by Lessor, (a schedule of services is attached hereto).

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         4. LATE CHARGES: Monthly payments for rent or extra services are due on or before the first day of the month in which they are due. There shall be added to the amount due, a service charge of $5 00 per day after written notice from landlord. If a check tendered by Lessee is returned for insufficient funds, uncollected funds or stop payments, there shall be added a $25.00 service charge.

         5.       RESTRICTIONS: INTENTIONALLY OMITTED.

         6. MASTER LEASE: Lessee's name will be placed on a directory maintained by the building owner in the lobby. If the building owner charges for such listing, Lessor may pass on that $25.00 charge to Lessee. Lessee shall use no other signs or advertisements in or about the building, without prior approval of Lessor.

         7. UTILITIES: The rental paid hereunder shall include all utilities, including electricity and water. Heating and air conditioning shall be available at temperatures and at times provided by the building owner. Lessor shall provide all cleaning, repairs, and maintenance for the office except that Lessee shall be responsible for a reasonable charge for damage caused by Lessee or his employees or invitees. (Based on a normal eight hour day, five days a week.)

         8. USE: Lessee agrees to use the rented space exclusively for office space. Lessee will not store or use in the office any machinery chemicals or other matter that will increase the fire hazard cause any noise, or create any smell.

         9. DAMAGE: LESSOR SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE TO LESSEE OR LESSEE'S employees, invitees or property arising from fire, the acts of other tenants, water or weather. Lessee agrees to carry and maintain, at its sole cost and expense, insurance in an amount as he deems ADVISABLE TO PROTECT LESSEE'S own interest and personal property.

         WAIVER OF SUBROGATION. ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LESSOR AND LESSEE HEREBY WAIVE AND RELEASE EACH OTHER, UNDER INSURANCE REQUIRED TO BE MAINTAINED HEREUNDER OF ?? FROM ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION, OR CAUSE OF ACTION AGAINST EACH OTHER THEIR AGENTS, OFFICERS AND EMPLOYEES FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE EXECUTIVE SUITES THE BUILDING OR PERSONAL PROPERTY WITHIN THE BUILDING (BUILDING CONTENTS) BY REASON OF FIRE OR THE ELEMENTS REGARDLESS OF THE CAUSE OR ORIGIN INCLUDING NEGLIGENCE OF LESSOR OR LESSEE AND THEIR AGENTS, OFFICERS AND EMPLOYEES. BECAUSE THIS PARAGRAPH WILL PRECLUDE THE ASSIGNMENT OF ANY CLAIM MENTIONED IN IT BY WAY OF SUBROGATION OR OTHERWISE TO AN INSURANCE COMPANY OR ANY OTHER PERSON EACH PARTY TO THIS LEASE AGREES IMMEDIATELY TO GIVE TO EACH INSURANCE COMPANY WHICH HAS ISSUED TO IT POLICIES OF INSURANCE COVERAGE ALL RISK OF DIRECT PHSICAL LOSS, WRITTEN NOTICE OF THE TERMS OF THE MUTUAL WAIVERS CONTAINED IN THEIS PARAGRAPH AND TO HAVE THE INAURANCE POLICIES PROPERLY ENDORSED, IF NECESSARY, TO PREVENT THE INVALIDATION OF THE INSURANCE COVERAGES BY REASON OF THE MUTUAL WAIVERS CONTAINED IN THIS PARAGRAPH.

         10.    SUBLEASE: Lessee shall not sublease or assign the leased office.


         11.    NUISANCE:  Lessee  shall  control  his  conduct  and that of his
employees  and  invitees  in  such  a  manner  as  to  not create  a   nuisance,
interfere with or disturb Lessor or the other tenants of Lessor

         12. PROPERTY ON PREMISES: All property left in the Executive Suite by Lessee after the expiration of this lease shall be deemed abandoned to Lessor.

         13. COLLECTION: In the event that Lessor shall hire an attorney to collect any amounts due here under, the amount of such attorneys fees shall be added to the amount due.

         14.   RENTAL INCREASE: Not applicable for lease period.

         15.   ENTIRE  AGREEMENT:    This  agreement  shall  replace  all  prior
negotiations, agreements or representations and may only be modified in writing signed by the party to be bound.

         16.   LOCATION:   This agreement is executed and performable in Dallas,
Dallas County, Texas.

         17. DEFAULT: In the event the Lessee shalt default in the payment of rent within 10 days of receipt of written notice or violate, or omit to perform any of the provisions of the lease as HEREIN WRITTEN. LESSOR SHALL SEND WRITTEN NOTICE OF SUCH DEFAULT TO LESSEE BY MAIL, CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, OR DELIVER PERSONALLY AT THE EXECUTIVE SUITE and unless Lessee shall completely cure said default within ten (10) days after receiving such notice, Lessor may re-enter the premises, take possession of said premises, and remove all persons or property therefrom, and may elect to either cancel this lease, or relet the premises and receive the rent therefore, which rent shall be applied first to the expenses incurred by Lessor in entering and reletting, and then to any deficiency which may result, Lessor shall specifically have the right to institute and maintain the statutory suit of Forcible Entry and Detainer to the Proper Court and obtain a writ for possession thereby. Following the thirty (30) days for which has been prepaid in advance, Lessor shall have the right to change looks in addition to all other remedies hereunder.

         18. EMPLOYEE REPLACEMENT COSTS: Lessee acknowledges that Lessor expends substantial amounts of money to acquire employees for the services provided to Lessee, including EMPLOYMENT AGENCY FEES AND TRAINING COSTS. LESSEE agrees that during the term of this lease and for a period of one year thereafter. Lessee will not hire or attempt to hire on behalf of Lessee or any person or organization by whom Lessee is employed, any employee of Lessor. This prohibition shall apply to all persons employed by Lessor at the time of hiring and any former employees who left the employment of Lessor within sixty (60) days prior to the date of hiring. Because of the difficulty of ascertaining damages for breach of this covenant, Lessee agrees that upon any breach hereof, he will pay as liquidated damages a sum equal to one month's pay for the hired employee at the rate paid for the last full month of employment with Lessor.

         19. TERMINATION OF LEASE: At least thirty (30) days written notice of intent to terminate this Lease must be given to Lessor at the end of the above lease term and any renewal or extension period.

         20. RENEWAL OF LEASE: Lessee, at Lessee's option, may renew for additional term under the same terms as this Agreement except that monthly rental shall be based on the then prevailing rental rate of Lessor, such option to be exercised on or before thirty days of the expiration of the term.

         21. HOLD HARMLESS: The Lessee will indemnify Lessor for, and hold Lessor harmless from and against all fines, suits, claims, demands, liabilities and actions (including costs expenses of defending against such claims) resulting or alleged to result from any breach, violation or non-performance of any covenant or condition hereof or from the use of occupancy of the leased premises by Lessee or Lessee's agents employees, licensees or invitees, for any damage to person or property resulting from any act or omission or negligence of any visitor or other occupant of the building except as Lessor's own negligence may contribute thereto.

AGREED TO as of the date first above written,



SIXTY-SIXTY EXECUTIVE SUITES
Lessor :                                                                  Lessee
6060 Executive Suites                                                       OIEI




BY____________________________                           BY_____________________